Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form F-1/A of our report dated March 10, 2023 relating to the consolidated financial statements of Huake Holding Biology Co., Ltd. and Subsidiaries for the years ended September 30, 2022 and 2021, which appears in such Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Prager Metis CPAs, LLC

Hackensack, New Jersey

June 23, 2023